UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 5, 2011

Lender Processing Services, Inc.

(Exact name of Registrant as Specified in its Charter)

001-34005

(Commission File Number)

Delaware	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 5, 2011, the Board of Directors of Lender Processing Services, Inc. (“LPS” or the “Company”) elected Hugh R. Harris to serve as President and Chief Executive Officer and as a director of LPS. Lee A. Kennedy continues to serve as the Executive Chairman of the Company’s Board of Directors.

Prior to joining the Company, Mr. Harris, who is 60, had been retired since July 2007. Before his retirement, Mr. Harris served as President of the Financial Services Technology division at Fidelity National Financial, Inc. and then Fidelity National Information Services, Inc., the Company’s former parent, from April 2003 until July 2007. Prior to joining Fidelity National Financial, Inc., Mr. Harris served in various roles with HomeSide Lending Inc. from 1983 until 2000, including as President and Chief Operating Officer and later as Chief Executive Officer. During that time, Mr. Harris was responsible for a large full service mortgage company with an extensive origination operation and servicing portfolio. Mr. Harris has also served as an active member of the Mortgage Bankers Association of America. Mr. Harris is not a party to any related party arrangements with LPS.

It is not anticipated that Mr. Harris will serve on any of the Board’s standing committees. In determining that Mr. Harris should serve as a director, the Board considered his experience as chief executive of a mortgage company and the knowledge of our industry and customers that he acquired through that service. The Board also considered Mr. Harris’ historical understanding of certain of our businesses that he acquired through his positions with our former parent and Fidelity National Financial, Inc.

In connection with his election as President and Chief Executive Officer, the Company has entered into an employment agreement with Mr. Harris. The employment agreement provides for a three-year term expiring on December 31, 2014, and contains a provision for automatic annual extensions following the initial three-year period and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that Mr. Harris will serve as our President and Chief Executive Officer, and will receive a minimum annual base salary of $880,000. Under his employment agreement, Mr. Harris’ annual cash bonus target under the Company’s annual incentive plan will be 165% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results. Pursuant to his employment agreement, Mr. Harris will also receive a retention incentive of $375,000 if he continues to be employed as the Company’s President and Chief Executive Officer on March 1, 2012.

Under the employment agreement, Mr. Harris is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and he and his eligible dependents are entitled to medical and other insurance coverage the Company provides to its other top executives as a group. Mr. Harris is also entitled to customary executive benefits under his employment agreement, including participation in our equity incentive plans, and is subject to customary post-employment restrictive covenants.

If, during the term of the employment agreement, (i) Mr. Harris’ employment is terminated by the Company for any reason other than “cause,” death or disability, or (ii) Mr. Harris terminates his employment for “good reason,” he will be entitled to receive the following compensation and benefits:

•	any earned but unpaid base salary and any expense reimbursement payments owed and any earned but unpaid annual bonus payments relating to the prior year;

•	a prorated bonus based upon the bonus he would have earned in the year in which the termination occurs;

•

a lump-sum payment equal to 300% of the sum of Mr. Harris’ (1) annual base salary and (2) the highest annual bonus paid to Mr. Harris within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

•	immediate vesting and/or payment of all equity awards, except those awards which are based upon satisfaction of performance criteria which shall vest only in accordance with their express terms; and

•

for as long as Mr. Harris pays the full monthly premiums for COBRA coverage, continued receipt of health and dental insurance benefits until he is no longer eligible to receive coverage under the Company’s health and dental plans, reduced by comparable benefits he may receive from another employer, together with a lump sum cash payment equal to 36 monthly medical and dental COBRA premiums based on his level of coverage on the date of termination.

For purposes of the employment agreement, a termination of employment by Mr. Harris for “good reason” includes, among other triggering events, a termination based on one of the following events occurring within six months immediately preceding or within two years immediately following a “change in control”:

•	a material adverse change in Mr. Harris’ status, authority or responsibility;

•	a change in the person to whom Mr. Harris reports that results in a material adverse change to his service relationship or the conditions under which he performs his duties;

•	a material adverse change in the position to whom Mr. Harris reports or a material diminution in the authority, duties or responsibilities of that position; or

•	a material diminution in the budget over which Mr. Harris has managing authority.

Also in connection with his appointment as the Company’s new President and Chief Executive Officer, the compensation committee of the Company’s Board of Directors approved equity incentive awards under LPS’ Amended and Restated 2008 Omnibus Incentive Plan (the “Omnibus Plan”) to be made to Mr. Harris. On October 5, 2011, he received an annual long-term incentive award of 801,300 options and 191,200 performance-based restricted shares. The stock options have an exercise price equal to the fair market value of a share of our common stock on the date of grant, vest proportionately each year over three years based on continued employment with us, and have a seven-year term. The restricted shares vest proportionately each year over three years based on continued employment with us, subject to achievement of a performance-based vesting condition. Dividends on the restricted stock will be accrued during the restricted period, and will be paid only if and when the restricted shares to which the dividends relate vest. In addition, following the vesting of the restricted stock, Mr. Harris must hold one-half of the after-tax shares for six months.

The above descriptions of the terms and conditions Mr. Harris’ employment agreement and long-term incentive awards are summaries and are qualified in their entirety by the terms and conditions of Mr. Harris’ employment agreement with the Company, the award agreements for Mr. Harris’ long-term incentive awards and the Omnibus Plan. We will file Mr. Harris’ employment agreement and the agreements governing his long-term incentive awards with our next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.

Date: October 6, 2011	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer